Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT

dated 2 JULY 2013

RELATING TO A FACILITY AGREEMENT DATED 31 JULY 2012 FOR

PLATINUM UNDERWRITERS BERMUDA, LTD.

with

NATIONAL AUSTRALIA BANK LIMITED

acting as Agent

and

NATIONAL AUSTRALIA BANK LIMITED

acting as Security Agent

Ref: OE

Linklaters LLP

THE SCHEDULES

SCHEDULE	PAGE

SCHEDULE 1 Conditions precedent	5
SCHEDULE 2 Form of Amended Agreement	6

THIS AGREEMENT is dated 2 July 2013 and made between:

(1)	PLATINUM UNDERWRITERS HOLDINGS, LTD., a company incorporated under the laws of Bermuda with registration number 32037 as the guarantor (the “Guarantor”);

(2)	PLATINUM UNDERWRITERS BERMUDA, LTD., a company incorporated under the laws of Bermuda with registration number 32079 as the borrower (the “Borrower”);

(3)	NATIONAL AUSTRALIA BANK LIMITED as mandated lead arranger (the “Arranger”);

(4)	NATIONAL AUSTRALIA BANK LIMITED as the original bank (the “Original Bank”);

(5)	ING BANK N.V. as the increase bank (the “Increase Bank”);

(6)	NATIONAL AUSTRALIA BANK LIMITED as agent of the other Finance Parties (the “Agent”); and

(7)	NATIONAL AUSTRALIA BANK LIMITED as security agent of the other Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

“Effective Date” means the date of the notification by the Agent under Clause 2 (Conditions precedent).

“Original Facility Agreement” means the US$75,000,000 facility agreement dated 31 July 2012 between the Parties (other than the Increase Bank).

“Party” means a party to this Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Designation

In accordance with the Original Facility Agreement, each of the Guarantor and the Agent designate this Agreement as a Finance Document.

2.	CONDITIONS PRECEDENT

The provisions of Clause 4 (Amendment) and Clause 5 (Increase) shall be effective only if the Agent has received all the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower, the Guarantor, the Original Bank and the Increase Bank promptly upon being so satisfied.

3.	REPRESENTATIONS

Each Obligor makes the Repeating Representations, by reference to the facts and circumstances then existing:

(a)	on the date of this Agreement; and

(b)	on the Effective Date,

but as if references in Clause 17 (Representations) of the Original Facility Agreement to “the Finance Documents” include this Agreement and, on the Effective Date, the Amended Agreement.

4.	AMENDMENT

4.1	Amendment

With effect from the Effective Date the Original Facility Agreement shall be amended and restated in the form set out in Schedule 2 (Form of Amended Agreement).

4.2	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents (including the guarantee and indemnity of the Guarantor and the security granted under the Pledge Agreement) shall, save as amended by this Agreement, continue in full force and effect.

5.	INCREASE

(a)	With effect from the Effective Date:

(i)	the Increase Bank shall assume a Stated Amount of US$50,000,000, and the Total Stated Amounts shall be increased to US$125,000,000 accordingly;

(ii)	each of the Obligors and the Increase Bank shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Bank would have assumed and/or acquired had the Increase Bank been a Bank on the date of the Original Facility Agreement;

(iii)	the Increase Bank shall become a party to the Amended Agreement as a “Bank” and the Increase Bank and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as the Increase Bank and those Finance Parties would have assumed and/or acquired had the Increase Bank been a Bank on the date of the Original Facility Agreement; and

(iv)	the Stated Amount of the Original Bank shall continue in full force and effect.

(b)	The Facility Office and address, fax number and attention details for notices to the Increase Bank for the purposes of Clause 30.2 (Addresses) of the Amended Agreement are set out below the Increase Bank’s name in the execution block to this Agreement.

(c)	Clause 23.4 (Limitation of responsibility of Existing Banks) of the Original Facility Agreement shall apply mutatis mutandis in this Clause 5 in relation to the Increase Bank (and the Increase Bank acknowledges and accepts such application), as if references in that Clause to:

(i)	an “Existing Bank” were references to the Original Bank;

(ii)	the “New Bank” were references to the Increase Bank; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.”

(d)	Each Obligor and each Finance Party (other than the Increase Bank):

(i)	consents to the Increase Bank becoming a Bank; and

(ii)	waives the requirement to deliver an Increase Confirmation and the other requirements of Clause 2.3 (Increase) of the Original Facility Agreement for the purposes of the increase in the Total Stated Amounts and the Increase Bank becoming a Bank pursuant to this Clause 5.

(e)	The Agent waives the requirement for the payment of the fee referred to in Clause 23.3 (Assignment or transfer fee) of the Original Facility Agreement in respect of the Increase Bank becoming a Bank pursuant to the terms of this Agreement.

6.	TRANSACTION EXPENSES

The Guarantor shall, as soon as reasonably practicable and in any event within three Business Days of demand, reimburse the Finance Parties for the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

7.	FEES

The Guarantor shall pay to the Increase Bank (for its own account) a fee in the amount agreed in a Fee Letter dated on or about the date of this Agreement.

8.	MISCELLANEOUS

8.1	Incorporation of terms

The provisions of Clause 30 (Notices) and Clause 38 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

8.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

[PART I

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor, or a certificate of an authorised signatory of the relevant Obligor confirming that the constitutional documents delivered to the Agent in respect of the Original Facility Agreement remain in full force and effect without amendment.

(b)	A certificate of the Guarantor (signed by a Financial Officer) confirming that borrowing or guaranteeing, as appropriate, the Total Stated Amounts under the Amended Agreement would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(c)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

A legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Borrower and Guarantor in Bermuda, substantially in the form distributed to the Agent prior to signing this Agreement.

3.	Other documents and evidence

(a)	A copy of the L/C Fee Rate/Margin Side Letter (as defined in the Amended Agreement) in a form agreed by the Agent and the Borrower, duly executed by each party thereto on or about the date of this Agreement

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Guarantor accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	Confirmation from the Increase Bank that the Fee Letter referred to in Clause 7 (Fees) has been duly executed by each party thereto.

(d)	Evidence that the fees, costs and expenses then due from the Guarantor pursuant to Clause 6 (Transaction expenses) and Clause 7 (Fees) have been paid.

SCHEDULE 2

FORM OF AMENDED AGREEMENT

(see Exhibit 10.2 to this Current Report on Form 8-K)

SIGNATURES

The Guarantor

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Allan Decleir

The Borrower

PLATINUM UNDERWRITERS BERMUDA, LTD.

By:	/s/ Gavin Collery

The Arranger

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ Bill Seabrook

The Original Bank

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ Bill Seabrook

The Increase Bank

ING BANK N.V.

Address:	60 London Wall, London EC2M 5TQ

Fax No:	+44 020 7767 7531 / +44 020 7767 7531

Attention:	Nigel Burman / Gill Barker

By: /s/ GRM Walker	/s/ Rina Goldenberg

The Agent

NATIONAL AUSTRALIA BANK LIMITED

Address:	Level 25, 255 George Street, Sydney, NSW, 2000

Fax No	+61 2 9237 1634

Attention:	Agency & Trustee Services, Allison Dinham

By:	/s/ Carole Palmer

The Security Agent

NATIONAL AUSTRALIA BANK LIMITED

Address:	Level 25, 255 George Street, Sydney, NSW, 2000

Fax No:	+61 2 9237 1634

Attention:	Agency & Trustee Services, Allison Dinham

By:	/s/ Carole Palmer